Exhibit 99.1

September 22, 2022

Appointment of Joint Lead Managers for Australian Securities Exchange Listing

•	Metals Acquisition Corp. (NYSE: MTAL.U) (“MAC”) is pleased to announce that it has mandated Barrenjoey Markets Pty Ltd (“Barrenjoey”) and Canaccord Genuity (Australia) Limited (“Canaccord”) as Joint Lead Managers for a proposed dual listing of MAC on the Australian Securities Exchange (“ASX”) following the closing of its acquisition of the CSA Mine from Glencore

Commentary

Mick McMullen, MAC CEO, said: "Given the location of the CSA Mine in western NSW and the lack of ASX listed companies with domestic copper exposure, we think that listing MAC on the ASX is logical and provides MAC with access to an additional source of capital in the future.

Barrenjoey and Canaccord are two of the leading equity capital markets franchises in Australia, successfully raising capital for clients in the metals and mining space including companies focused on commodities essential to the energy transition.

We believe that recent merger and acquisition activity in the copper sector has highlighted the appetite for domestic copper producers. The few listed Australian copper names are trading at stronger multiples than North American peers, reflective of the significant premium attributed to operating in a Tier 1 jurisdiction and also, the significant pool of mining focused capital in Australia.

A listing on the ASX would occur post-closing of the CSA Mine acquisition, and the timing and quantum of any associated equity raise would be market dependent. However, we cannot provide any certainty as to when or if an ASX listing or associated equity raise would occur.”

About Metals Acquisition Corp.

MAC was formed as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Mick McMullen (Chief Executive Officer), Jaco Crouse (Chief Financial Officer) and Dan Vujcic (Chief Development Officer). The Company is focused on green-economy metals and mining businesses in high quality, stable jurisdictions.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, MAC intends to file a registration statement, including a proxy statement/prospectus with the SEC. MAC's shareholders and other interested persons are advised to read, when available, the proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about CSA, MAC, and the proposed business combination. When available, the proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to shareholders of MAC as of a record date to be established for voting on, among other things, the proposed business combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: investors@metalsacqcorp.com. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

MAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MAC's shareholders with respect to the business combination. MAC stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of MAC in MAC’s final prospectus filed with the SEC on July 30, 2021 in connection with MAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to MAC’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement/prospectus that MAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Mick McMullen

Chief Executive Officer

Metals Acquisition Corp.

+1 (817) 698-9901

Dan Vujcic

Chief Development Officer

Metals Acquisition Corp.

+61 451 634 120